Exhibit 99.1

DRI Corporation Announces Participation in International Transit Industry Exhibition

DALLAS--(BUSINESS WIRE)--October 19, 2011--DRI Corporation (NASDAQ: TBUS), a digital communications technology leader in the global surface transportation and transit security markets, announced today that the Company’s Mobitec Group in Sweden will participate as an exhibitor at Busworld Kortrijk, an international transit industry exhibition slated Oct. 21-26, 2011, at the Kortrijk Xpo in Belgium.

David L. Turney, Chairman of the Board of Directors and Chief Executive Officer, said: “Busworld Kortrijk is one of the largest transit industry events in Western Europe in 2011. Mobitec Group’s sales and marketing representatives will discuss Mobitec® products and services with customers and prospective customers at exhibit booth number R-25.”

Oliver Wels, the Company’s President and Chief Operating Officer, Global Operations, said: “In addition to showcasing our well-known, proven transit communications products, we will unveil our latest product offerings -- including the Mobitec® Silver and Mobitec® Green electronic information display systems -- during the Busworld Kortrijk exhibition.”

For more information about Busworld Kortrijk, visit www.busworld.org.

ABOUT MOBITEC GROUP

The Mobitec Group, established in 1987 and acquired by DRI Corporation in 2001, is a premier supplier of electronic information display systems in more than 50 countries around the world. Products include: Mobitec® MobiLED, Mobitec® MobiLED Colour, Mobitec® Smartblind, and Mobitec® MobiSTOP electronic information display systems; Mobitec® NSI Next Stop Indicator; Mobitec® MobiQuickCard™; Mobitec® MobiVOICE voice announcement system; Mobitec® ICU 400 and ICU 600 control units; and Mobitec® MobiInfoEdit software. The Mobitec Group is based in Herrljunga, Sweden. It presently operates business units in Australia, Brazil, Germany and Singapore, as well as a joint venture in India. For more information about the Mobitec Group, visit www.mobitec.eu.

ABOUT THE COMPANY

DRI Corporation is a digital communications technology leader in the global surface transportation and transit security markets. We manufacture, sell and service Mobitec® and TwinVision® electronic information display systems and Digital Recorders® engineered systems. These proprietary systems and other related products and services help increase the mobility, flow, safety and security of public transportation agencies and their passengers. From our inception in 1983 through our fiscal year-end on Dec. 31, 2010, we’ve grown our product installations to include public transit fleets in more than 50 countries, our annual sales revenues to $87.3 million, and our global workforce to 275 people. We presently have operations and/or sales offices in Australia, Brazil, Germany, Singapore, Sweden and the United States, a joint venture in India, and corporate administrative offices in Dallas, Texas. We also are expanding into Russia. The next time you see a bus, think of us.SM For more information, visit www.digrec.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements concerning the Company’s and/or management’s statements concerning the Busworld Kortrijk attendees’ anticipated interest in the Company’s transit communications and security products and services marketed via an exhibit at the event; as well as any statement, express or implied, concerning future events or expectations or which use words such as “suggest,” “expect,” “fully expect,” “expected,” “appears,” “believe,” “plan,” “anticipate,” “would,” “goal,” “potential,” “potentially,” “range,” “pursuit,” “run rate,” “stronger,” “preliminarily,” “guidance,” “may,” etc., is a forward-looking statement. These forward-looking statements are subject to risks and uncertainties, including risks and uncertainties that the Company’s and/or management’s statements concerning the Busworld Kortrijk attendees’ anticipated interest in the Company’s transit communications and security products and services marketed via an exhibit at the event may not prove accurate over time; as well as other risks and uncertainties set forth in the Company’s Annual Report on Form 10-K as filed April 15, 2011 and Quarterly Report on Form 10-Q as filed May 16, 2011 and Aug. 15, 2011, particularly those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.

CONTACT:
DRI Corporation Contact:
Veronica B. Marks
Vice President, Corporate Communications and Administration
Phone: (214) 378-4776
Fax: (214) 378-8437
E-Mail: ir@digrec.com